UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2022

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Bakkt Holdings, Inc. (the “Company”) adopted a form of Performance-Based Restricted Stock Unit Agreement (the “PSU Agreement”) under the Company’s 2021 Omnibus Employee Incentive Plan (the “Plan”). The PSU Agreement provides for the grant of performance-based restricted stock unit awards (“PSUs”) consisting of the right to receive, upon the vesting date of such PSUs, one share of Class A common stock of the Company (“Class A Common Stock”) for each vested PSU. Each PSU will vest in accordance with the schedule and/or terms (i.e. performance thresholds or metrics) determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date. Each PSU Agreement will set forth the circumstances under which the vesting of a PSU will accelerate, including in the event of termination, as may be provided under the Plan or with respect to any individual grant. A copy of the PSU Agreement is filed as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the PSU Agreement is qualified in its entirety by reference to the full text of the PSU Agreement.

The Committee also previously approved the form of Restricted Stock Unit Agreement (the “RSU Agreement” and together with the PSU Agreement the “Award Agreements”) under the Plan. The RSU Agreement provides for the grant of restricted stock unit awards (“RSUs”) consisting of the right to receive, upon the vesting date of such RSUs, one share of Class A Common Stock for each vested RSU. Each RSU will vest in accordance with the schedule determined at the time of grant, subject to the grantee’s continued employment or service through the vesting date. Each RSU Agreement will set forth the circumstances under which the vesting of a RSU will accelerate, including in the event of termination, as may be provided under the Plan or with respect to any individual grant. A copy of the RSU Agreement is filed as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the RSU Agreement is qualified in its entirety by reference to the full text of the RSU Agreement.

On the Grant Date, the Committee approved the following equity compensation grants, in accordance with the applicable Award Agreement, to the listed executive officers of the Company:

	RSUs(1)	PSUs(2)
		At Target	150% of Target
Gavin Michael	2,082,000	2,082,000	3,123,000
Marc D’Annunzio	200,000	200,000	300,000
Andrew LaBenne	200,000	200,000	300,000

(1)    Each RSU will vest, subject to the grantee’s continued employment with the Company, in three equal annual installments on the first three anniversaries of the Grant Date.

(2)    The numbers included in the table reflect the aggregate number of shares of Class A common stock that may be issuable to the grantee based on a “target” performance. The actual number of shares will vary between and 0% and 150% of the target amount. The PSUs provide a scale for the number of shares of Class A common stock issuable to the grantee based (i) 50% on the Company’s net revenue and (ii) 50% on the Company’s transacting accounts, in each case, during the applicable performance period, pursuant to which, in each case, the grantee may earn between 0% of the “target” award (if the Company’s net revenue or transacting accounts, as applicable, achieved with respect to such performance period is below 25% of the “target” performance goal) and 150% of the target award (if the performance level achieved with respect to such performance period equals or exceeds 150% of the “target” performance goal). The performance periods for the PSUs are the years ending December 31, 2022, 2023 and 2024. One-third of the PSUs will be determined based on the performance for each year in the performance period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Award Agreement

10.2	Form of Restricted Stock Unit Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 26, 2022

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel and Secretary